UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): May 16, 2005

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2005, Rentech, Inc. issued stock purchase warrants to subscribers as compensation for rejecting their subscriptions to purchase securities of Rentech or as fees for that transaction. The warrants were issued to Elliott & Company (50,000 shares), Gruber & McBaine International (11,853 shares), Jon D. Gruber & Linda W. Gruber (913,171 shares), Iroquois Master Fund Ltd. (131,706 shares), Jefferies & Company, Inc. (150,000 shares), Lagunitas Partners L.P. (40,829 shares), Lazarus Investment Partners, L.P. (65,853 shares), Roger May (270,000 shares), Omicron Master Trust (65,853 shares), Pequot Mariner Onshore Fund L.P. (50,625 shares), Pequot Scout Fund, L.P. (81,081 shares), Portland Fixtures Limited Partnership (65,853 shares), H. Leigh Severance (9,878 shares), and WMS Enterprises, LLC (3,298 shares). The warrants may be exercised up to April 7, 2008 at a price of $1.61 per share, except that the warrants to Jefferies and Company may be exercised at $1.46 per share.

As of May 20, 2006, Rentech, Inc. sold its convertible promissory note to Michael F. Ray for $125,000, and its convertible promissory note to David P. Zimel for $875,000. The notes are convertible into a maximum of 152,260 and 1,093,750 shares, respectively, of Rentech’s common stock at 80 percent of the volume weighted average price per share for the five trading days preceding any conversion, but not at more than $1.3852 or less than $0.80 per share. The note holders also acquired warrants for the purchase of 82,248 and 575,733 shares of common stock, respectively. The warrants may be exercised on May 20, 2005, at a price of $1.61 per share for a term of three years, ending April 7, 2008.

Item 2.03 Creation of a Direct Financial Obligation Or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

By the placement of the convertible promissory notes to Mr. Ray and Mr. Zimel described in Item 1.01, Rentech became obligated to pay interest monthly on the outstanding balance of the notes. The interest rate is the prime rate as reported by the Wall Street Journal on the first day of the month, plus two percentage points. Interest is payable in cash, or at Rentech’s option, in registered shares of common stock, not to exceed 300,000 shares, at the market price at the time of payment.

Item 3.02 Unregistered Sales of Equity Securities

On May 16, 2005, Rentech issued the warrants and on May 20, 2005 issued the convertible promissory notes described in Item 1.01 of this report. Mr. Ray and Mr. Zimel are directors of Rentech. These securities were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. Rentech intends to apply the funds for working capital, repayment of financing and other liabilities, and advancing the engineering work necessary to convert the Royster-Clark Nitrogen, Inc. plant in East Dubuque, Illinois to use coal rather than natural gas as feedstock, as previously announced by Rentech.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Warrant issued to Elliott & Company

10.2	Stock Purchase Warrant issued to Gruber & McBaine International

10.3	Stock Purchase Warrant issued to Jon D. Gruber & Linda W. Gruber

10.4	Stock Purchase Warrant issued to Iroquois Master Fund Ltd.

10.5	Stock Purchase Warrant issued to Jefferies & Company, Inc.

10.6	Stock Purchase Warrant issued to Lagunitas Partners L.P.

10.7	Stock Purchase Warrant issued to Lazarus Investment Partners, L.P.

10.8	Stock Purchase Warrant issued to Roger May

10.9	Stock Purchase Warrant issued to Omicron Master Trust

10.10	Stock Purchase Warrant issued to Pequot Mariner Onshore Fund L.P.

10.11	Stock Purchase Warrant issued to Pequot Scout Fund, L.P.

10.12	Stock Purchase Warrant issued to Portland Fixture Limited Partnership

10.13	Stock Purchase Warrant issued to H. Leigh Severance

10.14	Stock Purchase Warrant issued to WMS Enterprises, LLC

10.15	Stock Purchase Warrant issued to Michael F. Ray

10.16	Stock Purchase Warrant issued to David P. Zimel

10.17	Convertible Promissory Note issued to Michael F. Ray

10.18	Convertible Promissory Note issued to David P. Zimel

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: May 20, 2005	By:	/s/ Ronald C. Butz
Ronald C. Butz
Vice President and Chief Operating Officer

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